Exhibit 16.1

Malone & Bailey, PC
Certified Public Accountants

January 25, 2007

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Forster Drilling Corporation pertaining to our firm included under Item 4.01 of Form 8-K/A dated January 25, 2007 (date of earliest event reported: January 18, 2007) and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Malone & Bailey, PC
MALONE & BAILEY, LLC